UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2016

Acushnet Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3949	45-5644353
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

333 Bridge Street

Fairhaven, Massachusetts 02719

(Address of Principal Executive Offices) (Zip Code)

(800) 225-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The following is a presentation of certain financial information for Acushnet Holdings Corp. (“Acushnet”) as of and for the nine months ended September 30, 2016 which was provided to Fila Korea Co., Ltd. (“Fila Korea”) for purposes of the financial statements issued by Fila Korea on November 14, 2016 in accordance with its obligations under Korean law. Fila Korea’s financial statements are reported in accordance with International Financial Reporting Standards (“IFRS”) and therefore the information Acushnet provides to Fila Korea is also presented in accordance with IFRS. The following table provides a reconciliation of Acushnet’s financial information presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) to the financial information provided to Fila Korea in accordance with IFRS.

Acushnet plans to issue a press release later this month providing details with respect to the timing of its complete financial results for the three and nine months ended September 30, 2016 as well as the details for its first quarterly earnings conference call.

	Net sales	Net income (loss) attributable to Acushnet Holdings Corp.	Total assets	Total liabilities
	(in thousands)
U.S. GAAP basis	$1,235,348	$45,903	$1,738,640	$1,317,124

IFRS adjustments:
Customer program expense	502	—	—	—
Pension items(a)	—	(3,466)	—	(1,083)
Bifurcation of the conversion feature of the Convertible Notes(b)	—	(5,625)	—	(48,745)
Fair value of the conversion feature of the Convertible Notes(c)	—	(95,531)	—	341,827
Interest expense on the 7.5% Bonds(d)	—	1,092	—	—
Interest expense on the Convertible Preferred Stock(e)	—	(13,861)	—	—
Fair value of the Convertible Preferred Stock(f)	—	(48,450)	—	353,356
Reversal of impairment loss on trademark value	—	—	400	—
Advertising expense	—	594	(1,292)	—
Capital lease expense	—	8	484	421
Income tax expense on intercompany transactions	—	4,199	12,146	—
IFRS basis	$1,235,850	$(115,137)	$1,750,378	$1,962,900

(a) Pension expense was higher under IFRS than U.S. GAAP due to the different discount rates used for calculating the present value of pension obligations and the estimated return on pension plan assets.

(b) Under IFRS, Acushnet’s 7.5% convertible notes due 2021 (the “Convertible Notes”) were required to be bifurcated into a debt component and a separate conversion feature component. At issuance of the Convertible Notes, the debt component was recorded at a discount (“OID”) and as a result the amount of the liability related to the debt component under IFRS was lower than the amount of the liability under U.S. GAAP. The fair value of the conversion feature was recorded as a separate liability, as discussed in footnote (c) below.

The OID on the Convertible Notes was amortized and included in interest expense over the term of the Convertible Notes.

All of the Convertible Notes automatically converted into common stock prior to the closing of Acushnet’s initial public offering and such Convertible Notes are no longer outstanding.

(c) Under IFRS, the conversion feature in the Convertible Notes was classified as a derivative and re-measured to fair value at each reporting date, with any changes in such fair value impacting net income (loss) attributable to Acushnet Holdings Corp. In addition, the fair value of the conversion feature in the Convertible Notes was treated as a liability and increased the Company’s total liabilities under IFRS.

Under U.S. GAAP, the conversion feature in the Convertible Notes was not classified as a derivative and was not re-measured to fair value at each reporting date.

(d) The OID on the 7.5% bonds due 2021 (the “7.5% Bonds”) was calculated differently under U.S. GAAP and IFRS, resulting in a difference in OID amortization expense.

In July 2016, Fila Korea exercised all of Acushnet’s outstanding common stock warrants and Acushnet used the proceeds from such exercise to redeem all of the outstanding 7.5% Bonds.

(e) Under U.S. GAAP, the Series A redeemable convertible preferred stock (the “Convertible Preferred Stock”) was classified as equity. Under IFRS, the Convertible Preferred Stock was classified as a financial liability. Accordingly, dividends declared on the Convertible Preferred Stock were treated as an adjustment to retained earnings under U.S. GAAP and interest expense under IFRS.

All of the Convertible Preferred Stock automatically converted into common stock prior to the closing of Acushnet’s initial public offering and such Convertible Preferred Stock is no longer outstanding.

(f) Under U.S. GAAP, the Convertible Preferred Stock was classified as equity. Under IFRS, the preferred stock was classified as a financial liability. Accordingly, the Convertible Preferred Stock was re-measured to fair value at each reporting date under IFRS and changes in the fair value of the Convertible Preferred Stock impacted net income (loss) attributable to Acushnet Holdings Corp. The classification of the Convertible Preferred Stock as a liability resulted in higher total liabilities under IFRS.

As permitted by General Instruction B.2 of Form 8-K, information that is furnished shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Safe Harbor Disclosure

The statements contained in this report that are not historical facts are forward-looking statements. These forward-looking statements are based on Acushnet’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond Acushnet’s control. Any forward-looking statement in this report speaks only as of the date of this report. Acushnet undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSHNET HOLDINGS CORP.

By:	/s/ Joseph Nauman
Name:	Joseph Nauman
Title:	Executive Vice President, Chief Legal and Administrative Officer and Secretary

Date: November 14, 2016